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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses of the Vista Capital Advantage Variable Annuity, Polaris Choice II Variable Annuity, WM Diversified Strategies III Variable Annuity and Seasons Triple Elite Variable Annuity, which constitute part of this Registration Statement on Form S-3, of our report dated March 29, 2004 appearing on page F-2 of AIG SunAmerica Life Assurance Company's (formerly, Anchor National Life Insurance Company) Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated March 12, 2004, relating to the financial statements of Variable Separate Account of AIG SunAmerica Life Assurance Company in the Polaris Choice II and WM Diversified Strategies III Variable Annuity Prospectuses. We also consent to the incorporation by reference of our report dated June 20, 2003, relating to the financial statements of Variable Annuity Account Five of AIG SunAmerica Life Assurance Company in the Seasons Triple Elite Variable Annuity Prospectus. We also consent to the incorporation by reference of our report dated October 31, 2003, relating to the financial statements of Variable Annuity Account Two of AIG SunAmerica Life Assurance Company in the Vista Capital Advantage Variable Annuity Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectuses.



PricewaterhouseCoopers LLP
Los Angeles, California
April 23, 2004